Exhibit 31.2

CERTIFICATION

I, Michael W. English, certify that:

1.	I have reviewed this Annual Report on Form 10-K, as amended, of Zix Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Intentionally omitted.*

4.	Intentionally omitted.*

5.	Intentionally omitted.*

Date: April 30, 2015	/s/ Michael W. English
Michael W. English
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*	Included in Exhibit 31.2 to the 2014 Annual Report filed by Zix Corporation on March 11, 2015.